PRICING SUPPLEMENT NO. 108                                     Rule 424(b)(3)
DATED: January 12, 1998                                      File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)


                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:           Floating Rate Notes             Book Entry Notes
$10,000,000                 [x]                             [x]

Original Issue Date:        Fixed Rate Notes                Certificated Notes
January 13, 1998            [_]                             [_]

Maturity Date:
January 13, 1999

Option to Extend Maturity:          No  [x]

                                    Yes [_]   Final Maturity Date:


                                               Optional           Optional
                         Redemption            Repayment          Repayment
Redeemable On            Price(s)              Date(s)            Price(s)
-------------            ----------            ---------          ----------

N/A                      N/A                   N/A                N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                        Maximum Interest Rate: N/A

[_]         Commercial Paper Rate           Minimum Interest Rate: N/A

[x]         Federal Funds Rate              Interest Reset Date(s): *

[_]         Treasury Rate                   Interest Reset Period: Daily

[_]         LIBOR Reuters                   Interest Payment Date(s): **

[_]         LIBOR Telerate

[_]         Prime Rate                      Interest Payment Period: Quarterly

[_]         CMT Rate

Initial Interest Rate: ***

Index Maturity:  N/A

Spread (plus or minus): +0.12%

-------------------------------------

*        Daily on each business day.

**       4/13/98, 7/13/98, 10/13/98, and 1/13/99.

*** The Federal Funds Rate as of January 12, 1998, plus 12 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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